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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 23, 2001


                                 VERISIGN, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



        000-23593                                            94-3221585
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       (Commission                                         (IRS Employer
       File Number)                                      Identification No.)


       487 EAST MIDDLEFIELD ROAD, MOUNTAIN VIEW, CA                 94043
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          (Address of principal executive offices)               (Zip Code)


                                 (650) 961-7500
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              (Registrant's telephone number, including area code)



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Item 5:  Other Events.

     On September 23, 2001, VeriSign, Inc. ("VeriSign"), Illuminet Holdings, Inc. ("Illuminet") and Illinois Acquisition Corporation, a wholly-owned subsidiary of VeriSign ("Merger Sub") entered into an Agreement and Plan of Merger (the "Merger Agreement"). Subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into Illuminet, with Illuminet to survive the Merger and to become a wholly owned subsidiary of VeriSign (the "Merger"). Under the terms of the agreement, VeriSign will exchange 0.93 shares of VeriSign common stock for each outstanding share of Illuminet. VeriSign will issue approximately 30.4 million shares for all issued and outstanding shares of Illuminet and will assume Illuminet's outstanding employee stock options. Illuminet is a provider of intelligent network and signalling services to communications carriers.

     The transaction will be structured to qualify as a tax-free reorganization and will be accounted for as a purchase. In addition, VeriSign intends to add Roger Moore, the Chief Executive Officer of Illuminet, to its board of directors.

     The Merger is subject to several conditions, including approval by Illuminet's stockholders, the expiration of applicable waiting periods under antitrust laws and obtaining necessary consents.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       VERISIGN, INC.



Date:  September 27, 2001              By: /s/ JAMES M. ULAM
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                                       James M. Ulam
                                       Senior Vice President, General Counsel
                                       and Secretary


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